                                                        Draft of August 17, 1995



                                2,600,000 Shares

                             ENERGY VENTURES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                             September ___, 1995




LEHMAN BROTHERS INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
c/o Lehman Brothers Inc.
3 World Financial Center
New York, New York  10285

Dear Sirs:

                 Energy Ventures, Inc., a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") on whose behalf you are acting as representatives (the "Representatives") 2,600,000 shares (the "Firm Shares") of common stock, par value $1.00 per share (the "Common Stock"), of the Company. In addition, for the sole purpose of covering overallotments in connection with the sale of the Firm Shares, the Company proposes to grant to the Underwriters an option to purchase up to an additional 390,000 newly issued shares (the "Option Shares") of the Common Stock. The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement (this "Agreement") are herein called the "Shares."

                 This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

                 1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

                          (a)              A registration statement on Form S-3
(File No. 33-________) with respect to the Shares (i) has been prepared by the Company in conformity with the requirements of


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the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission under the Securities Act and (iii) either has become effective under the Securities Act and is not proposed to be amended or is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such Registration Statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to you. For purposes of this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein and, if the Effective Date is on or before the date of this Agreement, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424(b)") in accordance with Section 5(a) hereof and deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means the form of prospectus relating to the Shares, as first used to confirm sales of the Shares.

                          Reference made herein to any Preliminary Prospectus
or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or Prospectus. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

                          (b)              If the Effective Date is on or
before the date of this Agreement, (i) the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are first used to confirm sales of the Shares, as the case may be, conform to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto does not and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the first date of its use to confirm sales of the Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Effective Date is after the date of this Agreement, (i) the Registration Statement and the Prospectus




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and any further amendments or supplements thereto will, when they become effective or are first used to confirm sales of the Shares, as the case may be, conform to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the date on which the Prospectus and any amendment or supplement thereto is first used to confirm sales of the Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any of the Underwriters through you, specifically for inclusion therein. There is no contract or document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement which is not described or filed as required.

                          (c)              The Company is a corporation duly
organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly registered and qualified to do business and is in good standing as a foreign corporation in each jurisdiction, domestic or foreign, in which such registration or qualification or good standing is required to conduct its business (whether by reason of the ownership or leasing of property, the conduct of its business or otherwise), except where the failure to so register or qualify or be in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole (a "Material Adverse Effect").

                          (d)              Schedule II hereto is a complete and
accurate schedule of (A) the names of all corporations, partnerships and joint ventures (the "Subsidiaries") in which the Company has a majority equity interest and which would be required to be listed on Exhibit 21 to an Annual Report on Form 10-K of the Company if such report were dated and filed with the Commission at the time of execution and delivery of this Agreement and (B) information indicating the jurisdiction of incorporation of each such entity. Each Subsidiary that is a corporation is duly organized, validly existing and in good standing in the jurisdiction of its incorporation indicated on Schedule II hereto, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to do business and is in good standing as a foreign corporation, in each jurisdiction, domestic or foreign, in which such registration or qualification or good standing is required to conduct its business (whether by reason of the ownership or leasing of property, the conduct of its business or otherwise), except where the failure so to register or qualify or be in good standing would not have a Material Adverse Effect. Each Subsidiary that is not a corporation is duly organized, validly existing and in good standing in the jurisdiction of its organization indicated on
Schedule II hereto, with full authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly



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registered or qualified to do business and is in good standing in each jurisdiction, domestic or foreign, in which such registration or qualification or good standing is required to conduct its business (whether by reason of the ownership or leasing of property, the conduct of its business or otherwise), except where the failure so to register or qualify or be in good standing would not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Subsidiaries that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable; all of the outstanding partnership interests of each of the Subsidiaries that is a partnership have been duly authorized by the partnership agreement of such Subsidiary and are validly issued in accordance with such partnershp agreement and are fully paid (to the extent required); and all of such shares of capital stock or partnership interests are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance except as set forth on
Schedule II hereto.

                          (e)              The authorized and outstanding
capital stock of the Company is as set forth in the Prospectus. All corporate action required to be taken by the Company for the authorization, issuance, sale, and delivery of the Shares has been validly and sufficiently taken. All of the outstanding shares of Common Stock are, and the Shares, upon issuance and delivery and payment therefor in the manner herein described, will be, duly authorized, validly issued, fully paid, and nonassessable. Except as described or referred to in the Prospectus: (i) there are no preemptive rights or other rights to subscribe for or to purchase any shares of Common Stock, or any restriction upon the voting or transfer of the Shares, pursuant to the Company's certificate of incorporation, bylaws, or other governing documents or any agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound; and (ii) there are no outstanding options, warrants or rights to purchase any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of the capital stock of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of shares of Common Stock or other securities of the Company. The Common Stock conforms to the description thereof contained under the caption "Description of Capital Stock" in the Prospectus.

                          (f)              The Company has all requisite
corporate power and authority to execute and deliver this Agreement and to incur and perform each of its obligations provided herein. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally, (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (C) as rights to indemnity and contribution hereunder may be limited by applicable securities laws or the policies underlying such laws.




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                          (g)              Neither the Company nor any of the
Subsidiaries is in violation of its certificate or articles of incorporation or by-laws or other organizational documents. Neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any judgment, order or decree of any court or governmental agency or body or of any arbitrator having jurisdiction over the Company or any of the Subsidiaries, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, which violations or defaults would, either individually or in the aggregate, have a Material Adverse Effect.

                          (h)              Neither the issuance and sale of the
Shares, the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Securities Act or the Rules and Regulations or for the compliance with the securities or the Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws or other organizational documents of the Company or any of the Subsidiaries or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject which conflict, default, violation, creation or imposition would, for purposes of this clause (B) only, either individually or in the aggregate, have a Material Adverse Effect.

                          (i)              There is no action, suit or
proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company or the Subsidiaries which, considered singly or in the aggregate, may reasonably be expected to result in any material adverse change in the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Change"), or may reasonably be expected to materially adversely affect the consummation of this Agreement or the issuance of the Shares.

                          (j)              The historical consolidated
financial statements of the Company included or incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position, the results of operations and the cash flows of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply; and such financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles consistently applied throughout such periods, except as disclosed



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therein.  The information (other than pro forma information) set forth under the caption "Selected Consolidated Financial Data" in the Preliminary Prospectus and the Prospectus is fairly stated in all material respects in relation to the financial statements from which it has been derived. The pro forma financial information set forth in the Preliminary Prospectus and the Prospectus complies in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X promulgated by the Commission.

                          (k)              Arthur Andersen LLP, who have
certified the financial statements included in the Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), are independent public accountants within the meaning of the Securities Act and the Rules and Regulations thereunder.

                          (l)              Since the respective dates as of
 which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no Material Adverse Change and no development that could reasonably be expected to have a Material Adverse Change, (B) there have not been any transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material to the Company and its Subsidiaries taken as a whole, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (D) there has not been any material change in the capital stock, or material increase in the long-term debt, of the Company and the Subsidiaries taken as a whole.

                          (m)              Each of the Company and the
Subsidiaries has such material permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject in each case to such qualifications as may be set forth in the Prospectus and except where the failure to have such permits would not have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permits, subject in each case to such qualifications as may be set forth in the Prospectus and except where the failure so to fulfill or perform or the occurrence of such an event would not have a Material Adverse Effect; and except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company and the Subsidiaries taken as a whole.

                          (n)              The Company is not an "investment
company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and is not subject to regulation as an "investment company" under the 1940 Act.

                          (o)              The Company and each of the
Subsidiaries have filed all tax returns required to be filed (taking into consideration any extension periods), which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the



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

payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto (taking into consideration any extension periods), except to the extent the failure to file such return or pay such tax would not have a Material Adverse Effect.

                          (p)              The Company and the Subsidiaries
have good and marketable title to all properties owned by them, in each case free and clear of all liens, encumbrances and defects except (a) as do not materially interfere with the use made and proposed to be made of such properties, (b) as described in the Prospectus or (c) where the failure to have good title to such properties would not have a Material Adverse Effect.

                          (q)              The Company has complied and will
comply with all of the provisions of Florida H.B. 1771, codified as Section
526.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

                          (r)              The outstanding shares of Common
Stock are, and the Shares will be, listed on the New York Stock Exchange (the "NYSE").

                          (s)              The Company has not taken and will
not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of the Common Stock to facilitate the sale or resale of the Shares.

                          (t)              The conditions for use of Form S-3,
set forth in the General Instructions thereto, have been satisfied.

                          (u)              The documents incorporated by
reference into the Registration Statement, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder, and any document hereafter filed that is incorporated by reference into the Registration Statement will, when it is filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                          (v)              Any certificate signed by any
officer of the Company and delivered, pursuant to this Agreement or in connection with the payment of the purchase price and delivery of the certificates for the Shares, to the Underwriters or counsel to the Underwriters shall be deemed a representation and warranty by the Company to each of the Underwriters as to the matters covered thereby.

                 2. Purchase of the Shares by the Underwriters. (a) Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price of $______ per Share, the number of Firm Shares


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

set forth opposite such Underwriter's name in Schedule I hereto. The Underwriters agree to offer the Firm Shares to the public as set forth in the Prospectus.

                          (b)   The Company hereby grants to the Underwriters
an option to purchase from the Company, solely for the purpose of covering overallotments in the sale of Firm Shares, all or any portion of the Option Shares for a period of 30 days from the date hereof at the purchase price per Share set forth above. Option Shares shall be purchased from the Company, severally and not jointly, for the accounts of the several Underwriters in proportion to the aggregate number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase fractional Option Shares.

                 3. Delivery of and Payment for Shares. Delivery of certificates for the Firm Shares and certificates for the Option Shares, if the option to purchase the same is exercised on or before the third Business Day (as defined in Section 14 hereof) prior to the First Closing Date, and payments therefor shall be made at the offices of Lehman Brothers Inc., New York, New York (or such other place as may be mutually agreed upon), at 10:00 a.m., New York City time, on ___________, 1995 or on such other date as shall be determined by you and the Company (the "First Closing Date").

                 The option to purchase Option Shares granted in Section 2 hereof may be exercised during the term thereof by written notice to the Company from the Representatives. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the day on which the option shall have been exercised, whichever is later, nor later than the third Business Day after the date of such exercise, as determined by the Representatives, when the Option Shares are to be delivered (the "Second Closing Date"). Delivery and payment for such Option Shares shall be made at the offices set forth above for delivery and payment of the Firm Shares. The First Closing Date and the Second Closing Date are sometimes herein individually called the "Closing Date" and collectively called the "Closing Dates."

                 Delivery of certificates for Shares being sold by the Company shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters, against payment of the purchase price therefor by certified or official bank check payable in New York Clearing House (next day) funds to the order of the Company. The certificates for the Shares shall be registered in such names and denominations as you shall have requested at least two full Business Days prior to the applicable Closing Date, and shall be made available for checking and packaging at such location in New York, New York, as may be designated by you at least one full Business Day before such Closing Date. Time shall be of the essence, and delivery of certificates for the Shares at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

                 4. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

                          (a)              If the Effective Date is on or
before the date of this Agreement, the Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 424(b) not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations. The Company shall advise the Representatives, promptly after it receives notice thereof, of the time when, if the Effective Date is on or before the date of this Agreement, any amendment to the Registration Statement or, if the Effective Date is after the date of this Agreement, the Registration Statement or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; and the Company shall prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may be reasonably necessary or advisable in connection with the distribution of the Shares. The Company shall advise you promptly of the issuance by the Commission of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for any such purpose; and the Company shall use its reasonable efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

                          (b)              The Company shall furnish to each of
the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith, and shall furnish to the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Preliminary Prospectus or Prospectus), in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

                          (c)              Within the time during which the
Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of the Shares as contemplated by the provisions hereof and by the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus or file any document to comply with the Securities Act, the Company shall promptly notify you and, subject to Section 4(d) hereof, shall amend the Registration Statement or supplement the Prospectus or file any document (at the expense of the Company) so as to correct such statement or omission or to effect such compliance.

                          (d)              Prior to filing any amendment to the
Registration Statement or supplement to the Prospectus before the termination of the offering of the Shares by the Underwriters, the Company shall furnish a copy thereof to the Underwriters and counsel to the Underwriters, and will not file or publish any such amendment or supplement to which the Underwriters shall reasonably object by notice to the Company after a reasonable period to review.

                          (e)              The Company shall use reasonable
efforts to qualify the Shares for offer and sale under the securities laws of such states and other jurisdictions in the United States as the Underwriters shall reasonably request and maintain such qualifications for so long as may be necessary for the distribution of the Shares; provided that, notwithstanding the foregoing, the Company shall not, with respect to any such jurisdiction, be required to qualify as a foreign corporation, to file a general consent to service of process or to take any other action that would subject it to service of process in suits other than those arising out of the offering of the Shares.

                          (f)              The Company shall advise the
Underwriters promptly and, if requested by any of the Underwriters, shall confirm such advice in writing, of the issuance by any state securities commission or other regulatory body of any stop order suspending the qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority. The Company shall use reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                          (g)              The Company shall make generally
available to its security holders (and shall deliver to the Representatives), in the manner contemplated by Rule 158(b) under the Securities Act or otherwise, as soon as practicable but in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs (or not later than 90 days after the end of such fiscal quarter if such fiscal quarter is the last fiscal quarter of the fiscal year), an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the Effective Date.

                          (h)              The proceeds of the sale of the
Shares will be applied as set forth in the Prospectus.

                          (i)              For a period of three years after
the date hereof, the Company will furnish to you, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and during such period the Company will furnish to you (i) as soon as



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

available, a copy of each report (other than reports on Form 11-K), excluding exhibits, unless requested by you, and definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to the Company's stockholders and (ii) from time to time, such other public information concerning the Company as you may reasonably request.

                          (j)              The Company shall not, without the
prior written consent of Lehman Brothers Inc., during the 90 days following the date of the Prospectus, offer for sale, sell, or otherwise dispose of any shares of the Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or sell or grant options, rights, or warrants with respect to any shares of Common Stock, other than (i) pursuant to existing benefit plans of the Company or its subsidiaries and (ii) in accordance with this Agreement or as expressly contemplated in the Prospectus.

                          (k)              Whether or not this Agreement
becomes effective or is terminated or the sale of the Shares to the Underwriters is consummated, the Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the issuance of the Shares and the delivery to the several Underwriters of the Shares, (B) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel to the Underwriters) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, and the Prospectus, as amended or supplemented, and the reproduction, delivery, and shipping of this Agreement and other underwriting documents, including, but not limited to, underwriters' questionnaires, underwriters' powers of attorney, blue sky surveys, agreements among underwriters and selected dealer agreements, (C) all reasonable fees and expenses incurred in connection with the qualification of the Shares under state securities laws as provided in Section 4(c) hereof, including all filing fees and disbursements and the reasonable fees of counsel to the Underwriters incurred in connection therewith, (D) the filing fee payable to the National Association of Securities Dealers, Inc., (E) any applicable fees relating to the listing of the Shares on the NYSE, (F) the cost of printing certificates representing the Shares, (G) the cost and charges of any transfer agent or registrar, and (H) all other costs and expenses incident to the performance of the Company's obligations hereunder for which provision is not otherwise made in this Section 4(k). It is understood, however, that, except as is provided in this Section 4(k), in Section 6 and Section 8 hereof, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

                          (l)              If this Agreement is terminated by
the Company pursuant to Section 8(a) hereof, or by the Underwriters pursuant to
Section 8(b)(i) or 8(b)(ii) hereof (but only with regard to the failure of conditions set out in Sections 5(a) through 5(i) hereof), the Company will reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel to the Underwriters) that shall have been incurred by them in connection with the proposed issuance and sale of the Shares.

                          (m)              Until termination of the offering of
the Shares, the Company will timely file all documents and any amendments to previously filed documents required to be filed by it pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                 5. Conditions to Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and each Closing Date (as if made on each Closing Date), of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

                          (a)              The Prospectus shall have been filed
with the Commission in a timely fashion in accordance with Section 4(a) hereof, the Registration Statement and all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made and no such filings shall have been made without the consent of the Representatives, which consent shall not have been unreasonably withheld; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or suspending the qualification of the Shares for offering or sale shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to your reasonble satisfaction.

                          (b)              No Underwriter shall have been
advised by the Company or shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such Underwriters, is material, and is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company shall not have prepared and distributed any amendment to the Registration Statement or supplement to the Prospectus without prior review by the Underwriters pursuant to Section 4(d) herein.

                          (c)              On each Closing Date, the Company
shall have furnished to you the opinion of Fulbright & Jaworski L.L.P., counsel to the Company, addressed to you and dated such Closing Date, substantially in the form attached as Exhibit A hereto.

                          (d)              On or prior to such Closing Date,
you shall have received the opinion of Baker & Botts, L.L.P., counsel to the Underwriters, addressed to you and dated such Closing Date, as to such matters as you shall reasonably request, and such counsel shall have received such documents and information as they request to enable them to pass upon such matters.

                          (e)              On each Closing Date there shall
have been furnished to you a certificate, dated such Closing Date and addressed to you, signed by the Chief Executive Officer or Executive Vice President and by the Chief Financial Officer, Treasurer or Controller of the

Company, to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct as if made at and as of such Closing Date; (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied on or before such Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to their knowledge, threatened; (iv) all filings required to be made by the Company under Rule 424 and Rule 430A of the Rules and Regulations under the Securities Act have been timely made; and (v) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth.

                          (f)               On or prior to  the date hereof,
the Company shall have furnished to you a letter substantially in the form of Exhibit B hereto from each executive officer and each director of the Company and from GulfMark International, Inc. and Lehman Brothers Holdings Inc.

                          (g)              You shall have been furnished by the
Company such additional documents and certificates as you may reasonably request.

                          (h)              On each Closing Date you shall have
received a letter of Arthur Andersen LLP, dated such Closing Date and addressed to you, confirming that they are independent certified public accountants within the meaning of the Securities Act and the Rules and Regulations thereunder, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than four days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and confirming (except for changes as noted therein that are reasonably acceptable to you) the conclusions and findings set forth in such prior letter.

                          (i)              Since the Effective Date, neither
the Company nor any of the Subsidiaries shall have sustained any loss by fire, flood, accident or other calamity, or shall have become a party to or the subject of any litigation, which is materially adverse to the Company and the Subsidiaries taken as a whole, nor shall there have occurred a Material Adverse Change, regardless of whether arising in the ordinary course of business, which loss, litigation or change, in your judgment, shall render it impractical or inadvisable to proceed with the payment for and delivery of the Shares.

                          All such opinions, certificates, letters and
documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to counsel for the Underwriters. The Company shall furnish to you conformed copies of all such opinions, certificates, letters and other documents, and any additional documents and certificates reasonably requested by you or counsel to the Underwriters, in such number as you shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date, by you. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

                 6. Indemnification. (a) The Company shall indemnify and hold harmless each Underwriter from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the shares under the securities laws thereof (any such application, document or information being hereafter referred to as a "Blue Sky Application"), or (iii) the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall promptly reimburse such Underwriter for any legal and other expenses reasonably incurred, as such legal and other expenses are incurred, by such Underwriter in investigating, defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for inclusion therein; and provided further that this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Shares to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to such person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Preliminary Prospectus was remedied or corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Sections 4(b) and 4(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter.

                          (b)  Each Underwriter, severally but not jointly,
shall indemnify and hold harmless the Company from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Blue Sky Application, or (ii) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses reasonably incurred, as such legal and other expenses are incurred, by the Company in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company.

                          (c)  Promptly after receipt by an indemnified party
under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of the action; provided that the failure to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to an indemnified party under this Section 6, except to the extent the indemnifying party was materially prejudiced thereby, or from any liability which such indemnifying party may have to an indemnified party otherwise than under Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified party shall have the right to employ counsel to represent all indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by indemnified parties against the indemnifying party under this Section 6 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have reasonably promptly employed counsel to have charge of the defense of such action or counsel for any of the indemnified parties shall have reasonably concluded that there may be defenses available to the indemnified parties which are in conflict with those available to the indemnifying party and, in that event, the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of local counsel) shall be paid by the indemnifying party.

                          (d)  If the indemnification provided for in this
Section 6 shall for any reason be unavailable to or insufficient to hold harmless any indemnified party under Section 6(a) or 6(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection
(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective obligations and not joint. Each party entitled to contribution agrees that upon the service of the summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise, except to the extent such party was materially prejudiced thereby.

                          (e)  The obligations of the Company under this
Section 6 shall be in addition to any liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement, and to each person, if any, who controls the Company within the meaning of the Securities Act.

                 7. Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the number of Firm Shares or Option Shares, as the case may be, which it has agreed to purchase under this Agreement, the nondefaulting Underwriters shall be obligated to purchase (in case of either the Firm Shares or the Option Shares, in the respective proportions which the number of Shares set forth opposite the name of each nondefaulting Underwriter in Schedule I hereto bears to the total number of Shares set forth opposite the names of all the remaining nondefaulting Underwriters in Schedule I hereto) the Shares that the defaulting Underwriter agreed but failed to purchase; except that the nondefaulting Underwriters shall not be obligated to purchase any of the Shares if the total number of Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total number of Shares, and any nondefaulting Underwriter shall not be obligated to purchase more than 110% of the number of Firm Shares set forth opposite its name in Schedule I hereto plus the total number of Option Shares purchasable by it pursuant to the terms of Section 3. If the foregoing maxima are exceeded, the nondefaulting Underwriters, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Shares. If the nondefaulting Underwriters or the other underwriters satisfactory to you elect not to purchase the Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 4(k) hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this paragraph.

                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the nondefaulting Underwriters or any other underwriters satisfactory to you are obligated or agree to purchase the Shares of a defaulting Underwriter, either you or the Company may postpone each Closing Date for up to seven full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Prospectus, or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.

                 8.    Effective Date and Termination.

                          (a)              This Agreement shall become
effective (i) if the Effective Date is on or before the date of this Agreement, at 11:00 a.m., New York City time, on the first full Business Day following the date hereof, (ii) if the Effective Date is after the date of this Agreement, at 11:00 a.m., New York City time, on the first full Business Day following the Effective Date, or (iii) at such earlier time after the Registration Statement becomes effective under the Securities Act as you in your discretion shall first release the Firm Shares for sale to the public. You shall notify the Company immediately after you have taken any action that causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company by giving notice, as hereinafter provided, to you, or by you by giving notice, as hereinafter provided, to the Company, except that the provisions of Section 4(k) and
Section 6 shall at all times be effective. For purposes of this Agreement, the release of the Firm Shares for sale to the public shall be deemed to have been made when you release, by telegram or otherwise, firm offers of the Firm Shares to securities dealers or release for publication a newspaper advertisement relating to the Firm Shares, whichever occurs first.

                          (b)              The Underwriters, in their absolute
discretion, may terminate this Agreement by notice given to and received by the Company at any time before payment is made to the Company on each Closing Date, if prior to that time, (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder on or prior to such date, (ii) any other condition of the Underwriters' obligation hereunder is not fulfilled, (iii) trading in securities generally on the NYSE shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a banking moratorium is declared by either Federal, New York or Texas authorities, (v) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States, or (vi) there shall have been such a material adverse change in general economic, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of the Underwriters, make it inadvisable or impracticable to proceed with the offering or delivery of the Shares.

                          (c)              If this Agreement is terminated
pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 4(k) and Section 6 hereof.

                 9. Notices. Any notice or notification in any form to be given hereunder shall be in writing and shall be delivered in person or sent by telex, telephone or facsimile transmission (but in the case of a notification by telephone, with subsequent confirmation by letter, telegraph or telex). Any notice or notification to the Company shall be addressed to Energy Ventures, Inc., 5 Post Oak Park, Suite 1760, Houston, Texas 77027, Attention:
President, with copies to Fulbright & Jaworski L.L.P., 1301 McKinney Street, Houston, Texas 77010-3095, Attention: Curtis W. Huff. Any notice or notification to the Underwriters shall be addressed to Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285, Attention: Investment Banking Group. Any notice or notification shall take effect at the time of receipt.

                 10. Information Furnished by Underwriters. The Underwriters severally confirm that the statements set forth in the last paragraph on the cover page in the Prospectus, the stabilization paragraph on page 2 of the Prospectus, the information appearing in the list of names of, and number of Shares to be purchased by, each of the Underwriters, under the caption "Underwriting" in the Prospectus, and the statements in the second and sixth paragraphs next following such list, constitute the written information furnished by or on behalf of any Underwriter referred to in paragraph (b) of
Section 1 hereof and in paragraphs (a) and (b) of Section 6 hereof.

                 11. Survival of Certain Provisions. The agreements contained in Section 6 and the representations, warranties and agreements of the Company in Sections 1 and 4 shall survive the delivery of the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any indemnified party.

                 12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, any officer, director or controlling person referred to in Section 6(e) hereof and their respective successors. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 14. Definition of "Business Day". For purposes of this Agreement, "Business Day" means any day on which the NYSE is open for trading.

                 15. Submission to Jurisdiction. The Company hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts for any thereof.

                 16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                 17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                 If the foregoing correctly sets forth the agreement between the Company and each of the Underwriters, please sign and return a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and you in accordance with its terms.

                             ENERGY VENTURES, INC.



                                        By:    ______________________________

                                        Name:  ______________________________

                                        Title: ______________________________


Accepted:

LEHMAN BROTHERS INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

         For themselves and as Representatives
         of the Several Underwriters named in
         Schedule I hereto.

BY:  LEHMAN BROTHERS INC.



By: _______________________________________
         Authorized Signatory

                                   SCHEDULE I



                                                                                             Number of
                                                                                            Firm Shares
 Underwriters                                                                             to be Purchased
 ------------                                                                             ---------------
 Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . . . . . . .



                                                                                               ------------
                  Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                2,600,000
                                                                                               ============


                                  SCHEDULE II

                     SUBSIDIARIES OF ENERGY VENTURES, INC.



                                                                        Significant      Jurisdiction of
               Name of Subsidiary                                      Subsidiaries        Organization
               AWI Drilling & Workover, Inc.                                No              Louisiana
               BakTexas (1)                                                 No              Azerbaijan
               Bay Drilling Corporation                                     No               Louisiana
               Channelview Real Property, Inc.                              No               Delaware
               Delta Crewboats, Inc.                                        No              Louisiana
               Energy Ventures Foreign Sales Corporation                    No               Barbados
               Energy Ventures (Cyprus) Limited                             No                Cyprus
               Energy Ventures Far East Limited                             No              Hong Kong
               Energy Ventures International, Inc.                          No            Cayman Islands
               Energy Ventures Mid East, Inc.                               No            Cayman Islands
               ENGEMAQ                                                      No               Brazil
               ENGY, Inc.                                                   No               Delaware
               EV Offshore, Inc.                                            No              Louisiana
               EVI - Highland Pump Company                                  Yes              Delaware
               EVI International, Inc.                                      No               Delaware
               Grant Prideco, Inc.                                          Yes              Delaware
               Grant Tubular Finishing Ltd.                                 No                Hungary
               Grant T.F. de Mexico S.A. de C.V.(2)                         No               Mexico
               Highland/Corod Inc.                                          No               Alberta

----------------------------------
         (1)      51% owned.

         (2)      Excludes directors  qualifying shares.

                                                                        Significant      Jurisdiction of
               Name of Subsidiary                                      Subsidiaries        Organization
               Highland-Shengli Machinery Company                           No                China
                Limited, Dongying City (4)
               Mallard Bay Drilling, Inc.                                   Yes             Louisiana
               Mallard Bay Drilling (Nigeria) Limited(4)                    No               Nigeria
               Mallard Bay Drilling, Inc., Suits Drilling                   No                 Texas
                Company, et al. (Partnership)(5)
               PEPESA(6)                                                    No                 Peru
               Prideco de Venezuela, S.A.(7)                                No              Venezuela
               Prideco Europe Limited                                       No               Scotland
               Prideco Holdings, Inc.                                       No              Delaware
               Prideco, Inc.                                                Yes               Texas
               Production Oil Tools, Inc.                                   No                Wyoming
               Suits Peru LLC(7)                                            No              Oklahoma

----------------------------------
         (4)      60% owned.

         (5) 50% owned, but Mallard Bay Drilling, Inc. is entitled to certain preferential distributions in excess of 50%.

         (6)      Wholly-owned by Suits Peru LLC

         (7)      49% owned.

                                                                      EXHIBIT  A


                 FORM OF OPINION OF FULBRIGHT & JAWORSKI L.L.P.



                          (i)              The Company is a corporation duly
incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Prospectus.

                          (ii)             Each of the Subsidiaries designated
as a "Significant Subsidiary" on Schedule II hereto (a "Significant Subsidiary" and collectively the "Significant Subsidiaries") is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization, with due corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and all the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are held of record by the Company directly, or indirectly through one of the other Significant Subsidiaries.

                          (iii)            The Company's authorized
capitalization is as set forth in the Prospectus. The Company has all requisite corporate power and authority to issue, sell, and deliver the Shares in accordance with and upon the terms and conditions set forth in this Agreement. The issuance of the Shares has been duly and validly authorized and, when issued and paid for by the several Underwriters in accordance with the terms of this Agreement, will be fully paid and nonassessable. No holder of capital stock of the Company has any preferential or preemptive right to purchase or acquire any of the Shares under the General Corporation Law of the State of Delaware or the Company's certificate of incorporation or bylaws or, to such counsel's knowledge, under any agreement to which the Company is a party that has been identified to such counsel by the Company as being material to the Company and the Subsidiaries taken as a whole. To the knowledge of such counsel, except as disclosed in the Prospectus, there are no outstanding options or warrants to purchase any shares of the capital stock of the Company or securities convertible into or exercisable or exchangeable for any shares of the capital stock of the Company. The Common Stock conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

                          (iv)             To such counsel's knowledge, neither
the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any right, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company.

                          (v)              Neither the execution, delivery or
performance of this Agreement nor the offer, sale or delivery of the Shares hereunder will violate, conflict with, or constitute a breach of or default under, (A) the certificate of incorporation or bylaws of the Company, (B) any agreement, indenture, or other instrument relating to the borrowing of money known to such counsel to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound, or any other agreement identified to such counsel by the Company as being material to the Company and the Subsidiaries taken as a whole, or (C) (except with respect to state securities or blue sky laws, as to which such counsel need express no opinion, and except with respect to the federal securities laws other than as stated in such counsel's opinion letter) any law, administrative regulation, or court or governmental decree known to such counsel to be applicable to the Company or any Significant Subsidiary.

                          (vi)             No consent, approval, or
authorization of any federal or state governmental authority, agency or body having jurisdiction over the Company is required to be obtained by the Company in connection with the consummation of the transactions contemplated in this Agreement, except such as may be required under the Securities Act, and except as may be required under state securities or blue sky laws (with respect to which such counsel need express no opinion).

                          (vii)            The Company has corporate power and
authority to enter into this Agreement and to issue, sell and deliver the Shares to you as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company.

                          (viii)           The information contained in the
Prospectus under the caption "Description of Capital Stock" to the extent it purports to summarize the provisions of the documents or agreements specifically referred to therein or matters of law or legal conclusions is true and correct in all material respects.

                          (ix)             The Company is not an "investment
company" within the meaning of the 1940 Act.

                          (x)              To the knowledge of such counsel,
there are no legal or governmental proceedings pending or threatened to which the Company or any of the Significant Subsidiaries is a party or to which the business or property of the Company or any of the Significant Subsidiaries is subject that are required to be disclosed in the Registration Statement or the Prospectus and that are not so disclosed.

                          (xi)             The Registration Statement has
become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or threatened. Except as to (a) the financial statements or other financial or statistical data contained in or incorporated by reference into the Registration Statement or the Prospectus or (b) any information furnished in writing by the Underwriters to the Company specifically for use therein, as to which such counsel need not express any opinion, the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. Except as to the financial statements or other financial or statistical data contained therein, as to which such counsel need not express any opinion, each document incorporated by reference in the Registration Statement as filed under the Exchange Act complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. There are no contracts or other documents known to such counsel that are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto.

                          (xii)            The statements in the Registration
Statement and the Prospectus, insofar as they constitute statements of law or legal conclusions with regard to descriptions of contracts, agreements, or other documents, are fair and accurate in all material respects.

                          (xiii)           The Shares have been approved for
listing on the NYSE, subject only to official notice of issuance.

                 The foregoing opinions shall cover the laws of the United States, the State of Texas, the State of Louisiana and the State of New York and the corporate laws of the State of Delaware. In rendering such opinions, such counsel may rely, to the extent it considers such reliance proper, (A) upon an opinion or opinions, each dated each Closing Date, of other counsel retained by it or the Company as to the laws of the State of Louisiana or any other jurisdiction, provided that each such local counsel is acceptable to you and a copy of each such opinion is delivered to you and (B) upon certificates and representations of officers of the Company and the Subsidiaries and of government officials. Such opinions may also be subject to customary qualifications and limitations.

                 In addition, such counsel shall state that such counsel has participated in conferences with officers and representatives of the Company, counsel to the Underwriters, representatives of the independent public accountants of the Company, and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent stated above in its opinion), on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts have come to the attention of such counsel that lead it to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact the attention of such counsel that lead it to believe that the Prospectus, as of its issue date or as of the applicable Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other statistical or financial data included in the Registration Statement or the Prospectus.

                                                                       EXHIBIT B


            [Letterhead of officer, director or major stockholder of
                             Energy Ventures, Inc.]

                             Energy Ventures, Inc.
                        Public Offering of Common Stock


                                                             September ___, 1995

LEHMAN BROTHERS INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
  As Representatives of the Several
  Underwriters named in Schedule I hereto
c/o Lehman Brothers Inc.
3 World Financial Center
New York, New York 10285

Dear Sirs:

                 This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") among Energy Ventures, Inc., a Delaware corporation (the "Company"), and each of you as representatives of a group of underwriters named therein, relating to an underwritten public offering of common stock, par value $1.00 per share (the "Common Stock"), of the Company.

                 To induce you and the other underwriters to enter into the Underwriting Agreement, the undersigned agrees that it will not, without the prior written consent of Lehman Brothers Inc., during the 90 days following the date of the Prospectus (as defined in the Underwriting Agreement), offer for sale, sell or otherwise dispose of, directly or indirectly, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

                 If for any reason the Underwriting Agreement is terminated before the First Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                           Yours very truly,

                           [Signature of officer, director or major stockholder]

                           [Name and address of officer, director or major stockholder]